UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2013

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 538-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 27, 2013 (the “Effective Date”), The Container Store, Inc. (the “Company”), a wholly owned subsidiary of The Container Store Group, Inc., entered into a second amendment (the “Amendment”) to the Credit Agreement, dated as of April 6, 2012, among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (as previously amended, the “Credit Agreement”).

The Amendment amends the Credit Agreement to, among other things, (i) reduce the applicable interest rate margin from 4.25% to 3.25% for LIBOR loans and from 3.25% to 2.25% for base rate loans, (ii) decrease the interest rate floor from 1.25% to 1.00%  for LIBOR loans and from 2.25% to 2.00% for base rate loans, and (iii) impose a 1% premium if a voluntary prepayment is made from the proceeds of a repricing transaction within 6 months after the Effective Date.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit
10.1

Amendment No. 2, dated November 27, 2013, to the Credit Agreement among The Container Store, Inc., the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

By:	/s/ Jodi Taylor
Jodi Taylor
Chief Financial Officer

Dated: November 27, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1

Amendment No. 2, dated November 27, 2013, to the Credit Agreement among The Container Store, Inc., the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.